Exhibit 99.1

Valero Energy Corporation Reports Record Third Quarter Earnings

SAN ANTONIO, October 31, 2006 — Valero Energy Corporation (NYSE: VLO) today reported record third quarter net income of $1.6 billion, or $2.55 per share, which compares to $862 million, or $1.47 per share, in the third quarter of 2005. The third quarter 2006 results include a $132 million pre-tax gain, or $0.13 per share, on the sale of 41 percent of the company’s ownership interest in Valero GP Holdings, LLC on July 19, 2006. The third quarter 2005 results include a $621 million pre-tax LIFO charge to cost of goods sold related to the difference between the fair market value recorded for the inventories acquired from Premcor Inc. on September 1, 2005 under purchase accounting and the amounts required to be recorded under the company’s LIFO accounting policy. Excluding these special items, the company’s third quarter 2006 net income was $1.5 billion, or $2.42 per share, compared to $1.3 billion, or $2.19 per share, in the third quarter of 2005.

For the nine months ended September 30, 2006, the company’s reported net income was $4.3 billion, or $6.83 per share, which compares to $2.2 billion, or $3.96 per share, for the nine months ended September 30, 2005. Excluding the special items noted above, the company’s net income for the nine months ended September 30, 2006 was $4.3 billion, or $6.70 per share, compared to $2.7 billion, or $4.71 per share, for the same period in 2005.

Third quarter 2006 operating income was $2.3 billion, compared to $1.9 billion achieved in the same period last year excluding the LIFO charge. The increase in operating income was primarily due to higher throughput volumes from the acquisition of Premcor Inc. in September 2005 and significantly higher wholesale and retail marketing margins.

“We had the highest third quarter earnings in the company’s history despite the drop in gasoline margins that began in early August,” said Bill Klesse, Valero’s Chief Executive Officer. “Throughout the third quarter, though, distillate margins and sour crude oil discounts were very favorable. The strong sour crude oil discounts, coupled with more reliable plant operations and outstanding U.S. marketing margins, allowed us to capture more of the margin as compared to last quarter.

“Gasoline margins in the third quarter were volatile, while distillate margins and feedstock discounts were much more stable. Gulf Coast conventional gasoline margins averaged $12 per barrel for the quarter and Gulf Coast off-road diesel margins averaged around $9 per barrel throughout the quarter. More importantly, Gulf Coast on-road diesel margins averaged almost $17 per barrel. Keep in mind that almost 75 percent of our distillate production is sold at premiums to off-road diesel or heating oil. We also benefited from favorable discounts for medium and heavy sour crude oil. Heavy sours, such as Maya, averaged nearly $15 per barrel throughout the third quarter,” said Klesse.

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Regarding the company’s cash flow, capital spending for the first three quarters of 2006 was approximately $2.8 billion, of which $464 million was for turnaround expenditures. For the year, the company anticipates capital spending of approximately $3.7 billion. The company also purchased approximately 10 million shares of its common stock during the third quarter of 2006 and another 2 million shares in October. Through October, the company has returned $1.9 billion to shareholders by purchasing 33 million shares, or five percent of its outstanding shares, as was announced earlier in the year.

“So far in the fourth quarter, gasoline margins have recovered appreciably from September, while distillate margins and sour crude oil discounts have remained very good. In October, Gulf Coast gasoline margins have averaged $4.55 per barrel and on-road diesel margins have averaged $13.25 per barrel. These are great margins for this time of year and are the result of two key factors. On the supply side, we believe that refinery maintenance in both the U.S. and Europe has substantially reduced utilization rates and led to lower domestic production and lower imports. Even more notable is that demand has continued to be very strong for gasoline and distillates, as consumers have benefited from falling retail pump prices and a growing economy,” said Klesse.

“With Valero’s outlook for continued strong profits and cash flows, we are pleased that the board of directors approved a $2 billion stock purchase program so that we can continue to execute our balanced approach of investing our cash flow to improve returns and enhance shareholder value.

“We continue to believe that the combination of slower than anticipated growth in global refining capacity, cleaner fuel specifications, and continued demand growth should keep the supply and demand balance for refined products tight. Our large, complex, and geographically diverse refining system positions us ideally to benefit from this environment, and we expect Valero to continue generating strong earnings and significant free cash flow,” said Klesse.

Valero’s senior management will hold a conference call at 11 a.m. ET (10 a.m. CT) today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s website at www.valero.com.

Valero Energy Corporation is a Fortune 500 company based in San Antonio, with approximately 22,000 employees and annual revenues of more than $90 billion. The company owns and operates 18 refineries throughout the United States, Canada and the Caribbean with a combined throughput capacity of approximately 3.3 million barrels per day, making it the largest refiner in North America. Valero is also one of the nation’s largest retail operators with more than 5,500 retail and branded wholesale outlets in the United States, Canada and the Caribbean under various brand names including Valero, Diamond Shamrock, Shamrock, Ultramar, and Beacon. Please visit www.valero.com for more information.

Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

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VALERO ENERGY CORPORATION AND SUBSIDIARIES

EARNINGS RELEASE

(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006 (1)	2005 (1) (2)	2006 (1)	2005 (1) (2)
STATEMENT OF INCOME DATA:
Operating Revenues (including $0, $2,263, $0 and $5,083, respectively, related to buy/sell arrangements) (3) (4)	$24,319	$23,283	$72,041	$56,268

Costs and Expenses:
Cost of Sales (3)	20,419	20,638	60,801	49,389
Refining Operating Expenses	929	759	2,804	1,903
Retail Selling Expenses	208	197	601	551
General and Administrative Expenses	136	159	458	375
Depreciation and Amortization Expense	294	219	847	588

Total Costs and Expenses	21,986	21,972	65,511	52,806

Operating Income	2,333	1,311	6,530	3,462

Equity in Earnings of Valero L.P.	13	13	35	32

Other Income (Expense), Net (5)	143	11	138	(4)

Interest and Debt Expense:
Incurred	(91)	(85)	(280)	(230)
Capitalized	45	18	129	39
Minority Interest in Net Income of Valero GP Holdings, LLC (5)	(4)	—	(4)	—

Income Before Income Tax Expense	2,439	1,268	6,548	3,299

Income Tax Expense	836	406	2,199	1,056

Net Income	1,603	862	4,349	2,243

Preferred Stock Dividends	—	4	2	12

Net Income Applicable to Common Stock	$1,603	$858	$4,347	$2,231

Earnings per Common Share (6)	$2.63	$1.56	$7.08	$4.25
Weighted Average Common Shares Outstanding (in millions) (6)	609	551	613	526

Earnings per Common Share - Assuming Dilution (6)	$2.55	$1.47	$6.83	$3.96

Weighted Average Common Equivalent Shares Outstanding (in millions) (6)	628	587	636	566

	September 30, 2006	December 31, 2005
BALANCE SHEET DATA:
Cash	$1,029	$436

Total Debt	$5,136	$5,378

VALERO ENERGY CORPORATION AND SUBSIDIARIES

EARNINGS RELEASE

(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006 (1)	2005 (1) (2)	2006 (1)	2005 (1) (2)
Operating Income (Loss) by Business Segment:
Refining.	$2,385	$1,457	$6,856	$3,776

Retail:
U.S.	80	7	104	28
Canada	16	17	59	60

Total Retail	96	24	163	88

Total Before Corporate	2,481	1,481	7,019	3,864
Corporate	(148)	(170)	(489)	(402)

Total	$2,333	$1,311	$6,530	$3,462

Depreciation and Amortization by Business Segment:
Refining.	$261	$186	$754	$502

Retail:
U.S	15	16	43	42
Canada	6	6	19	17

Total Retail	21	22	62	59

Total Before Corporate	282	208	816	561
Corporate	12	11	31	27

Total	$294	$219	$847	$588

Operating Highlights:
Refining:
Throughput Margin per Barrel.	$12.98	$13.43	$12.88	$10.80
Operating Costs per Barrel:
Refining Operating Expenses	$3.37	$3.37	$3.47	$3.02
Depreciation and Amortization	0.95	0.83	0.93	0.80

Total Operating Costs per Barrel	$4.32	$4.20	$4.40	$3.82

Throughput Volumes (Mbbls per Day):
Feedstocks:
Heavy Sour Crude	619	484	685	495
Medium/Light Sour Crude.	637	579	611	582
Acidic Sweet Crude.	83	125	67	112
Sweet Crude.	916	668	891	591
Residuals.	308	248	247	183
Other Feedstocks.	134	114	156	124

Total Feedstocks	2,697	2,218	2,657	2,087
Blendstocks and Other.	297	227	304	220

Total Throughput Volumes	2,994	2,445	2,961	2,307

Yields (Mbbls per Day):
Gasolines and Blendstocks	1,448	1,165	1,432	1,086
Distillates.	952	741	929	697
Petrochemicals	86	66	86	67
Other Products (7)	503	464	513	459

Total Yields.	2,989	2,436	2,960	2,309

VALERO ENERGY CORPORATION AND SUBSIDIARIES

EARNINGS RELEASE

(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006 (1)	2005 (1) (2)	2006 (1)	2005 (1) (2)
Refining Operating Highlights by Region: (8)
Gulf Coast:
Operating Income	$1,377	$1,171	$4,095	$2,637

Throughput Volumes (Mbbls per Day) (9)	1,530	1,328	1,543	1,289

Throughput Margin per Barrel	$13.92	$13.82	$13.79	$11.17
Operating Costs per Barrel:
Refining Operating Expenses	$3.27	$3.46	$3.24	$2.95
Depreciation and Amortization	0.86	0.77	0.83	0.72

Total Operating Costs per Barrel	$4.13	$4.23	$4.07	$3.67

Mid-Continent: (10)
Operating Income	$436	$347	$1,119	$496
Throughput Volumes (Mbbls per Day) (9)	568	352	552	302
Throughput Margin per Barrel	$12.43	$14.85	$11.54	$9.93

Operating Costs per Barrel:
Refining Operating Expenses	$3.22	$3.35	$3.23	$3.23
Depreciation and Amortization	0.89	0.80	0.89	0.70

Total Operating Costs per Barrel	$4.11	$4.15	$4.12	$3.93

Northeast:
Operating Income	$311	$281	$781	$506

Throughput Volumes (Mbbls per Day) (9)	583	451	560	406

Throughput Margin per Barrel	$10.61	$10.27	$10.24	$7.88
Operating Costs per Barrel:
Refining Operating Expenses	$3.72	$2.74	$4.04	$2.54
Depreciation and Amortization	1.09	0.76	1.09	0.78

Total Operating Costs per Barrel	$4.81	$3.50	$5.13	$3.32

West Coast:
Operating Income	$261	$279	$861	$758

Throughput Volumes (Mbbls per Day)	313	314	306	310

Throughput Margin per Barrel	$13.78	$14.78	$15.56	$13.94

Operating Costs per Barrel:
Refining Operating Expenses	$3.49	$3.91	$3.98	$3.73
Depreciation and Amortization	1.23	1.22	1.26	1.24

Total Operating Costs per Barrel	$4.72	$5.13	$5.24	$4.97

Operating Income for Regions Above	$2,385	$2,078	$6,856	$4,397
LIFO Charge Resulting from Premcor Acquisition (1)	—	(621)	—	(621)

Total Refining Operating Income	$2,385	$1,457	$6,856	$3,776

VALERO ENERGY CORPORATION AND SUBSIDIARIES

EARNINGS RELEASE

(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005 (2)	2006	2005 (2)
Retail - U.S.:
Company - Operated Fuel Sites (Average)	976	1,026	987	1,029
Fuel Volumes (Gallons per Day per Site)	5,012	4,967	4,937	4,863
Fuel Margin per Gallon	$0.275	$0.121	$0.174	$0.118
Merchandise Sales	$255	$250	$725	$710
Merchandise Margin (Percentage of Sales)	29.3%	30.1%	29.8%	29.7%
Margin on Miscellaneous Sales	$44	$33	$125	$91
Selling Expenses	$149	$142	$427	$393

Retail - Canada:
Fuel Volumes (Thousand Gallons per Day)	3,136	3,122	3,178	3,192
Fuel Margin per Gallon	$0.209	$0.206	$0.224	$0.210
Merchandise Sales	$46	$42	$125	$112
Merchandise Margin (Percentage of Sales)	27.0%	25.0%	27.6%	25.4%
Margin on Miscellaneous Sales	$9	$8	$24	$23
Selling Expenses	$59	$55	$174	$158

Average Market Reference Prices and Differentials
(Dollars per Barrel):
Feedstocks (at US Gulf Coast, except as Noted):
West Texas Intermediate (WTI) Crude Oil	$70.37	$63.05	$68.02	$55.26
WTI Less Sour Crude Oil (11)	$6.14	$5.26	$7.12	$6.68
WTI Less Alaska North Slope (ANS) Crude Oil (US West Coast)	$1.43	$2.26	$1.82	$3.36
WTI Less Maya Crude Oil	$14.87	$15.46	$15.39	$15.20
Products:
US Gulf Coast:
Conventional 87 Gasoline Less WTI	$12.00	$19.38	$13.34	$11.63
No 2 Fuel Oil Less WTI	$8.99	$13.48	$9.87	$10.15
Propylene Less WTI	$13.08	$(4.95)	$10.25	$6.61
US Mid-Continent:
Conventional 87 Gasoline Less WTI	$15.18	$17.41	$14.10	$11.70
Low-Sulfur Diesel Less WTI	$22.89	$16.35	$18.96	$13.09
US Northeast:
Conventional 87 Gasoline Less WTI	$11.83	$15.98	$11.84	$9.60
No 2 Fuel Oil Less WTI	$7.96	$12.47	$9.57	$10.80
Lube Oils Less WTI	$57.85	$32.32	$51.53	$29.74
US West Coast:
CARBOB 87 Gasoline Less ANS	$20.15	$25.54	$22.82	$22.04
Low-Sulfur Diesel Less ANS	$22.88	$24.56	$23.32	$20.94

VALERO ENERGY CORPORATION AND SUBSIDIARIES

EARNINGS RELEASE

(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

(1)	The information presented for the three months and nine months ended September 30, 2006 and 2005 includes the operations related to the acquisition of Premcor Inc. for periods subsequent to its acquisition on September 1, 2005. For the three months and nine months ended September 30, 2005, cost of sales includes a $621 million LIFO charge related to the difference between the fair market value recorded for the inventories acquired in the Premcor acquisition under purchase accounting and the amounts required to be recorded under Valero Energy Corporation’s LIFO accounting policy. This LIFO charge is excluded from the consolidated and regional throughput margins per barrel and the regional operating income amounts presented herein in order to make the information presented comparable between periods.

(2)	Amounts previously reported in 2005 for refining operating expenses, retail selling expenses, general and administrative expenses, and depreciation and amortization expense have been reclassified for comparability with amounts reported in 2006. The reclassifications resulted from the following changes that took effect on January 1, 2006: (i) information services costs that were previously allocated to the operating units are now being reported as general and administrative expenses to better reflect the area responsible for such costs and (ii) Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” was implemented, which resulted in amounts previously reported as amortization expense now being reported as operating, selling or general and administrative expenses.

(3)	Valero Energy Corporation’s buy/sell arrangements involve linked purchases and sales related to crude oil contracts entered into to address location, quality or grade requirements. Commencing January 1, 2006, Valero adopted Emerging Issues Task Force Issue No. 04-13, “Accounting for Purchases and Sales of Inventory with the Same Counterparty,” which requires that such buy/sell arrangements be accounted for as one transaction, thereby resulting in no recognition of revenues and cost of sales for these transactions. For buy/sell arrangements prior to 2006, cost of sales includes amounts which approximate the revenues resulting from these transactions.

(4)	Includes excise taxes on sales by Valero’s U.S. retail system of $197 million and $210 million for the three months ended September 30, 2006 and 2005, respectively, and $587 million and $611 million for the nine months ended September 30, 2006 and 2005, respectively.

(5)	On July 19, 2006, Valero Energy Corporation sold to the public 40.6% of its ownership interest, or 17.3 million units, in Valero GP Holdings, LLC. Subsidiaries of Valero GP Holdings, LLC own the general partner interest, the incentive distribution rights and a 21.4% limited partner interest in Valero L.P. The sale resulted in a pre-tax gain of $132 million which is included in “Other Income (Expense), Net” in the statement of income. The minority interest in net income of Valero GP Holdings, LLC represents the public unitholders’ interest in the earnings of Valero GP Holdings, LLC commencing on July 19, 2006.

(6)	Weighted average common and common equivalent shares outstanding and earnings per common share amounts for the three months and nine months ended September 30, 2005 have been restated to reflect the effect of a two-for-one split of Valero’s common stock which was effected in the form of a common stock dividend distributed on December 15, 2005.

(7)	Primarily includes gas oils, No. 6 fuel oil, petroleum coke and asphalt.

(8)	The regions reflected herein contain the following refineries subsequent to the Premcor acquisition: Gulf Coast- Corpus Christi East, Corpus Christi West, Texas City, Houston, Three Rivers, Krotz Springs, St. Charles, Aruba and Port Arthur Refineries; Mid-Continent- McKee, Ardmore, Memphis and Lima Refineries; Northeast- Quebec, Paulsboro and Delaware City Refineries; and West Coast- Benicia and Wilmington Refineries. The Mid-Continent region also included the Denver Refinery prior to its disposition on May 31, 2005.

(9)	Throughput volumes for the Gulf Coast, Mid-Continent and Northeast regions for the three months ended September 30, 2006 include 277, 321 and 199 Mbbls per day, respectively, and for the nine months ended September 30, 2006 include 291, 297 and 201 Mbbls per day, respectively, related to the operations of the refineries acquired from Premcor Inc. on September 1, 2005. Throughput volumes for the Gulf Coast, Mid-Continent and Northeast regions for the three months ended September 30, 2005 include 66, 100 and 66 Mbbls per day, respectively, and for the nine months ended September 30, 2005 include 22, 34 and 22 Mbbls per day, respectively, related to those acquired refineries subsequent to their acquisition date of September 1, 2005.

(10)	The information presented for the Mid-Continent region for the nine months ended September 30, 2005 includes the operations of the Denver Refinery prior to its sale to Suncor Energy (U.S.A.) Inc. on May 31, 2005. Throughput volumes include 21 Mbbls per day related to the Denver Refinery for the nine months ended September 30, 2005.

(11)	The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.